Table of Contents

Exhibit 4.13

   THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

ADDENDUM TO THE COMMITMENT LETTER FOR PROVISION OF INTERNET SERVICES

By this private instrument and in accordance with the law, the parties below:

EMPRESA BRASILEIRA DE TELECOMUNICAÇÕES S.A. - EMBRATEL, headquartered at Av. Presidente Vargas nº 1012, Centro, City of Rio de Janeiro, State of Rio de Janeiro, registered in the roll of corporate taxpayers (CNPJ/MF) under number 33.530.486/0001-29, herein represented by its Bylaws, hereinafter referred to as “EMBRATEL”; and

NET SERVIÇOS DE COMUNICAÇÃO S.A, headquartered at Rua Verbo Divino, 1.356, in the City and State of São Paulo, registered in the roll of corporate taxpayers (CNPJ) under number 00.108.786/0001-65, and its subsidiaries, duly detailed in Exhibit I of the Capacity Acquisition Agreement detailed below (“NET Operations”), represented by their Articles of Incorporation, hereinafter referred to as “NET”,

Referred to, separately as Party, and jointly as Parties,

WHEREAS:

I. The Parties executed, on June 26, 2003, the ‘Commitment Letter for Provision of Internet Services to Net Serviços’, through which EMBRATEL provides to NET IP (internet protocol) connectivity services, which support TCP/IP applications and consist of the provision of permanent Internet access by means of ensured band (“Commitment Letter”).

II. The Commitment Letter has been amended 32 times by means of addenda to include the locations and speeds hired by NET since 2003 to date (“Addenda”).

III. On July 21, 2008, the Parties executed Meeting Minutes setting forth new business conditions for the provision of IP (internet protocol) services by means of permanent accesses, also called “Business Link Direct – BDL” services or “INN” (“Meeting Minutes”).

IV. On March 17, 2009, the parties executed new Meeting Minutes establishing the granting of a monthly rebate by EMBRATEL to VIVAX LTDA. (NET Operation) in the amount of [***] on the monthly invoice for IP (internet protocol) services (“Second Meeting Minutes”).

V. On December 29, 2009, the Parties entered into the Capacity Acquisition Agreement, through which NET irrevocably acquired from EMBRATEL [***] of transmission capacity in Internet Accesses to be used by NET for the provision of Broadband telecommunication services to its end customers (hereinafter “the Capacity Acquisition Agreement”).

  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

The Parties agree to adjust the calculation of the fees owed by NET to EMBRATEL pursuant to the Commitment Letter, its Addenda, the Meeting Minutes, the Second Meeting Minutes and ancillary documents, listed below in item 1.1, pursuant to Item V above;

The Parties hereto agree to formalize this addendum to the Commitment Letter, hereinafter the “Addendum”, under the following terms and conditions:

CLAUSE ONE - PURPOSE

1. By this Addendum, the fees for the provision of IP (internet protocol) connectivity services provided by EMBRATEL to NET, hired pursuant to the Commitment Letter, its Addenda, the Meeting Minutes, the Second Meeting Minutes and the ancillary documents, listed in item 1.1.1 below, are hereby amended so that the monthly amount agreed upon by the Parties, [***] shall be deducted from the amount to be paid by NET to EMBRATEL in regard of such hirings, pursuant to the capacity already hired under the Capacity Acquisition Agreement.

1.1 The following documents are ancillary to the Commitment Letter, its Addenda, the Meeting Minutes and the Second Meeting Minutes: Agreements VES-9-INN-00433-2005 / 00432-2005 / 00430-2005 / 00429-2005 / 00428-2005 / 00427-2005 / 00426-2005 / 00262-2005 / VES-7-INN-00028-2006/00027-2006 / VEM-3-INN-00003-2002 / VEM-3-INN-0154-2002 / VES-9-INN-0233-2004 / V-7-INN-007-2007 / V-10-INN-0511-2007 and addenda thereto (Agreements executed with VIVAX LTDA.); Agreement VEM-5-INN-418-2005 and Addenda thereto (Agreements executed with ESC 90 Telecomunicações Ltda.); Agreement VEM-9-INN-00038-2005 and addenda thereto (Agreements executed with 614 Serviços de Internet Maceió Ltda.) and Agreement VEM-9-INN-0036-2005 and addenda thereto (Agreement executed with 614 Serviços de Internet João Pessoa Ltda.).

1.2 The deduction set forth in the caput of this item shall remain in force for 5 (five) years as of the date of execution of the Capacity Acquisition Agreement.

CLAUSE TWO – GENERAL PROVISIONS

2.1 The Parties agree that the application of the annual adjustment of the amounts applied pursuant to the Commitment Letter and ancillary documents thereto, as provided for in item 1.1 above, shall apply only to that portion to be paid for capacity exceeding the 45 Gb/s which is the  object of the Capacity Acquisition Agreement.

2.2 The terms used in this instrument, when highlighted in boldface and/or by the use of uppercase, shall be interpreted pursuant to the definitions contained in the Commitment Letter.

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  THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***].

2.3 This Addendum revokes and supersedes any possible verbal or written understanding between the Parties that violates the terms and conditions dealt with herein to date.

2.4 The other clauses and conditions of the Commitment Letter, its Addenda, the Meeting Minutes, the Second Meeting Minutes and ancillary documents listed in item 1.1 above that have not been expressly amended by this instrument shall remain unchanged.

2.5 The Parties hereby elect the judicial district of the city of Rio de Janeiro as the only competent body to resolve any doubts or controversies arising from this instrument.

In witness whereof, the Parties execute this Addendum in 2 (two) counterparts in the presence of the 2 (two) undersigned witnesses.

Rio de Janeiro, December 29, 2009

BY EMBRATEL:

/s/ José Formoso Martinez	/s/ Isaac Berensztejn
José Formoso Martinez Individual Taxpayer’s ID (CPF): 059.557.727-07	Isaac Berensztejn Individual Taxpayer’s ID (CPF): 332.872.367-68

BY NET:

/s/ José Antonio Guaraldi Félix	/s/ João Adalberto Elek Junior
José Antonio Guaraldi Félix Individual Taxpayer’s ID (CPF): 140.448.620-87	João Adalberto Elek Junior Individual Taxpayer’s ID (CPF): 550.003.047-72

Witnesses:

/s/ Nelson Laureano Filho	/s/ Rodrigo Marques de Oliveira
Nelson Laureano Filho Individual Taxpayer’s ID (CPF): 267.687.987-15	Rodrigo Marques de Oliveira Individual Taxpayer’s ID (CPF): 033.663.777-20

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